Exhibit 99.1

            UNANIMOUS CONSENT MINUTES OF THE BOARD OF
            OF DIRECTORS OF PCS EDVENTURES!.COM, INC.



     The undersigned, constituting all of the members of the Board of Directors of PCS Edventures!.Com, Inc., hereby consent to, adopt, ratify, and approve unanimously the following Corporate action to authorize a change in the Corporation's Bylaws.

     RESOLVED, that the Bylaws, attached to the Minutes of the Corporation's meeting on October 14, 1994, is amended at Article II, Section 7 - Quorum, as follows:

          A majority of the outstanding shares of the corporation be entitled to vote, represented in person or by proxy at a meeting, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized and convened meeting where a quorum has been present can continue to do business as a quorum until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, action on any matter (other than the election of directors), is approved if the votes cast in favor of the action exceed votes cast in opposition of the matter, unless the vote of the greater number of voting by classes is required by these Bylaws or the Articles of Incorporation.

     DATED this 15th day of August 2006.

                                   /s/Anthony A. Maher
                                   __________________________
                                   Anthony A. Maher
                                   Chairman

                                   /s/Donald J. Farley
                                   __________________________
                                   Donald J. Farley
                                   Secretary

                                   /s/Cecil D. Andrus
                                   __________________________
                                   Cecil D. Andrus

                                   /s/Michael K. McMurray
                                   __________________________
                                   Michael K. McMurray
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